Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Superconductor Technologies Inc., a Delaware corporation (the “Company”)

and

Clearday Naples LLC, a Delaware limited liability company (the “Purchaser”)

June 30, 2020

SECURITIES PURCHASE AGREEMENT

Table of Contents

ARTICLE 1 DEFINITIONS		1

1.1.	Definitions	1

ARTICLE 2 PURCHASE AND SALE		4

2.1.	Closing	4

2.2.	Deliveries	4

2.3.	Closing Conditions	5

2.4.	Merger Agreement	6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		6

3.1.	Representations and Warranties of the Company	6

3.2.	Representations and Warranties of the Purchaser	10

ARTICLE 4 OTHER AGREEMENTS OF THE PARTIES		15

4.1.	Furnishing of Information	15

ARTICLE 5 MISCELLANEOUS		16

5.1.	Termination	16

5.2.	Fees and Expenses	17

5.3.	Entire Agreement	17

5.4.	Notices	17

5.5.	Amendments; Waivers	17

5.6.	Headings	17

5.7.	Successors and Assigns; Legends	17

5.8.	No Third-Party Beneficiaries	18

5.9.	Governing Law	18

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5.10.	Survival; Indemnification	19

5.11.	Execution	19

5.12.	Severability	19

5.13.	Replacement of Shares	20

5.14.	Remedies	20

5.15.	Saturdays, Sundays, Holidays, etc.	20

5.16.	Construction	20

5.17.	WAIVER OF JURY TRIAL	20

Exhibit A:	Form of LLC Agreement

Exhibit B:	Form of Registration Rights Agreement

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 30, 2020 between Superconductor Technologies Inc., a Delaware corporation (the “Company”), and Clearday Naples LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1. Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“AIU” means Allied Integral United, Inc., a Delaware corporation.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the third (3rd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Proskauer Rose LLP, with offices located at 2029 Century Park East, Los Angeles, California 90067.

“Delist Event” means any failure of the Company to remain listed on the Nasdaq Stock Market or any of its tiers, including any adverse developments (such as loss of liquidity or trading volume) that may result therefrom, or any adverse developments in the Company’s hearing before a Nasdaq Hearing Panel.

“Disclosure Schedules” means the Disclosure Schedules of the Company or the Purchaser (as the context requires) delivered concurrently herewith, if any.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction; provided, that the restrictions and encumbrances of the LLC Agreement and the Permitted Encumbrances shall not be included as a Lien.

“LLC Agreement” means the Limited Liability Company Agreement of Naples JV, LLC, dated on or about the date hereof, by and between the Company and Clearday Naples LLC, in substantially the form attached as Exhibit A hereto, as the same may be amended from time to time in accordance with the terms thereof.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Merger Agreement” means that certain Agreement and Plan of Merger by and among the Company, an affiliate of the Company and AIU dated February 26, 2020, as amended by Amendment No 1 thereto, and as may be further amended.

“Naples LLC” means Naples JV LLC, a Delaware limited liability company that, as of the Closing Date, shall own all of the equity interets of Property LLC.

“Permitted Encumbrances” means the Liens set forth as exceptions to title in the title insurance policy that was delivered t the Company.

“Per Share Purchase Price” equals Forty Cents ($.40), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred LLC Interest” shall have the meaning ascribed thereto in the LLC Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or to the Company’s or the Purchaser’s (as applicable) knowledge threatened.

“Property” means the commercial real estate land, building and appurtences located at 8800 Village Drive, San Antonio, Texas.

“Property LLC” means AIU 8800 Village Drive LLC, a Delaware limited liability company.

“Purchaser Subsidiary” means any corporation, limited liability company, partnership, association or business entity of which (x) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Purchaser, or (y) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership, membership or other similar ownership interest thereof, or the voting power thereof, is at the time owned or controlled, directly or indirectly, by the Purchaser. Except as otherwise expressly provided herein, Purchaser Subsidiary means, both as of the date hereof and as of the Closing, Naples LLC and Property LLC and any other entity that comes within the definition of Purchaser Subisdiiary.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchaser, in substantially the form of Exhibit B attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Subsidiary” means any significant subsidiary of the Company as defined under Regulation S-X of the Securities Act and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof but before the Closing Date.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the LLC Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 250 Royall St., Canton, MA 02021 and a facsimile number of (781) 298-2866, and any successor transfer agent of the Company.

ARTICLE 2

PURCHASE AND SALE

2.1. Closing.

On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase an aggregate of $1,600,000 (the “Subscription Amount”) of Shares as calculated pursuant to Section 2.2(a). The Purchaser’s Subscription Amount shall not be paid in cash; rather, the Subscription Amount shall be deemed paid in full upon delivery of the Purchaser’s counterpart signature to the LLC Agreement and the transfer and assignment of the Preferred LLC Interests to the Company free and clear of all Liens. The Company shall deliver to the Purchaser its Shares as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. Unless otherwise agreed, settlement of the Shares shall occur via any customary method selected by the Company and reasonably acceptable to the Purchaser, including DWAC (as defined below), book entry or physical delivery.

2.2. Deliveries.

(a)	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the Registration Rights Agreement duly executed by the Company;

(ii) the LLC Agreement duly executed by the Company; and

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) (or via other method permitted by Section 2.1) Shares equal to the Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(b)	On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Registration Rights Agreement duly executed by the Purchaser;

(ii) evidence reasonably acceptable to the Company demonstrating that Naples LLC owns the Property LLC free and clear of all Liens and

(iii) the LLC Agreement duly executed by the Purchaser and Naples LLC and evidence of the issuance of the Preferred LLC Interest to the Company.

2.3. Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company is reasonably satisfied with the accounting and financial supplemental due diligence information to be provided by the Purchaser regarding the Purchaser and the Purchaser Subsidiaries, and with the accounting for the transactions contemplated hereby as a net increase to the Company’s stockholder’s equity in the amount at least equal to the Subscription Amount and shall not have reasonably determined that the Nasdaq or its Hearing Panel disapproves of, or deems inadequate, the transactions contemplated hereby; and

(iv) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)	The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

2.4. Merger Agreement.

The parties agree, and shall cause their Affiliates to agree, that this Agreement be and hereby is approved and consented to for all purposes under the Merger Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company.

Except as set forth in the Disclosure Schedules and/or the SEC Reports, which Disclosure Schedules shall be deemed a part hereof and which Disclosure Schedules and SEC Reports shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or as reasonably evident from the SEC Reports, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. All of the material direct and indirect Subsidiaries of the Company are disclosed in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries (whether or not “significant”), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), but excluding a Delist Event, a “Material Adverse Effect”; and such term shall also apply to the Purchaser and the Purchaser Subsidiaries, mutatis mutandis, where the context so requires) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission and any Current Report on Form 8-K that may be required and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement by the transfer and assignment of the interests in Naples LLC and the execution and delivery by Naples LLC and the Purchaser of the Naples LLC Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports, subject to the issuance of additional shares that are not required to be reported on a Form 8-K by the Company. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act or such number of shares that are not required to be reported on a Form 8-K by the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares, and except for the Merger Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities granted by the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action” and such term shall also apply to the Purchaser and the Purchaser Subsidiaries, mutatis mutandis, where the context so requires) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been within the past three (3) years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

3.2. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date and except that a Lien as referred to in this Section shall not include the obligations of Purchaser under this Agreement or the LLC Agreement):

(a) Subsidiaries. All of the direct and indirect Purchaser Subsidiaries, as of the Closing Date, are set forth on Schedule 3.2(a). The Purchaser or its Affiliates has the full power and authority, without the requiring the consent of any other Person or governmental entity to transfer all of its right, title and interest in and to the Property LLC to Naples LLC free and clear of all Liens. As of the Closing Date, the sole equity owner of the Property LLC is Naples LLC. The Purchaser owns, directly or indirectly, all of the capital stock or other equity interests of each Purchaser Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock (or other equity interests) of the Purchaser Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Purchaser and each of the Purchaser Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Purchaser nor any Purchaser Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Purchaser and the Purchaser Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Purchaser has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser or any other Person in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Purchaser’s or any Purchaser Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser or any Purchaser Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Purchaser or Purchaser Subsidiary debt or otherwise) or other understanding to which the Purchaser or any Purchaser Subsidiary is a party or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser or a Purchaser Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser or a Purchaser Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents.

(f) Capitalization.

(i) The capitalization of Naples LLC is as set forth on Schedule 3.2(f). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any stock, partnership interest, joint venture interest, or other equity ownership interest in the Purchaser or any Purchaser Subsidiary, or contracts, commitments, understandings or arrangements by which the Purchaser or any Purchaser Subsidiary is or may become bound to issue additional shares of stock, partnership interest, joint venture interest, or other equity ownership interest, in each case, other than as set forth in the LLC Agreement. The transactions contemplated by the Transaction Documents will not obligate the Purchaser or any Purchaser Subsidiary to issue shares of any stock, partnership interest, joint venture interest, or other equity ownership interest to any Person (other than the Company) other than as contemplated by this Agreement and the LLC Agreement. There are no outstanding securities or instruments of the Purchaser or any Purchaser Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Purchaser or any Purchaser Subsidiary is or may become bound to redeem a security of the Purchaser or such Purchaser Subsidiary. Neither Naples LLC nor the Property LLC has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding equity securities of the Naples LLC are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such equity interests was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities granted by the Purchaser.

(ii) The sole member of Property LLC is Naples LLC.

(g) Financial Statements; No Liabilities; Related Party Debt.

(i) The balance sheet of Property LLC provided to the Company as of December 31, 2019 (i) was prepared from, and is consistent with, the books and records of Property LLC and (ii) has been prepared on an accrual basis in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) presents fairly the financial condition and member’s equity of Property LLC, except as provided in such balance sheet and subject to normal, recurring year-end adjustments (none of which would be material, individually or in the aggregate) and the absence of notes. Property LLC is a sole purpose entity and has not conducted any material business activity other than the purchase of the Property and the payment of required operating expenditures of such property. Property LLC does not have any debts or liabilities and there is no reasonable basis for any legal action with respect to any debt or liability, except for debts or liabilities (i) incurred in connection with the execution of this Agreement; (ii) liabilities reflected on the face of the balance sheet provided to the Company; or (iii) of the type which have arisen since the acquisition of the Property in the ordinary course of business of a commercial office property (none of which are material (in view of prior expenses for the Property) and none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Law or any Action). The Property LLC does not owe any money to, nor has it received any advances from or have any liabilities to, any Affiliate of Property LLC, except such as have been irrevocably retired or repaid or contributed to the capital of Property LLC in full, and are considered fully extinguished under GAAP; provided, that an Affilate of Property LLC leases space in the Property without any lease or payment. To the knowledge of the Purchaser, based on the recent broker price opinion and the purchase price paid for the Property, the fair market value of the Property is, as of the date hereof and as of the Closing date, not less than the Subscription Amount.

(ii) Naples LLC is a newly organized entity and does not have any assets or liabilities other than the statutory fees and registered agent fees for its organization and other than it is the sole member of Property LLC.

(h) Material Changes. Since December 31, 2019 (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect on or with respect to Purchaser or any Purchaser Subsidiary, (ii) neither the Purchaser nor any Purchaser Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and operating expenses of a commercial office building and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Purchaser’s financial statements pursuant to GAAP and (iii) the Purchaser and the Purchaser Subsidiaries have not altered, in any material respects, its method of accounting in a manner inconsistent with GAAP.

(i) Litigation. There is no Action pending against Purchaser or any Purchaser Subsidiary or, to the Purchaser’s knowledge, threatened, against the Purchaser or any Purchaser Subsidiary which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred LLC Interests (as defined in the LLC Agreement) or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect on Purchaser or any Purchaser Subsidiary. Neither the Purchaser nor any Purchaser Subsidiary, nor, to the Purchaser’s knowledge, any director or officer thereof, is or has been within the past three (3) years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(j) Compliance. Neither the Purchaser nor any Purchaser Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Purchaser or any Purchaser Subsidiary under), nor has the Purchaser or any Purchaser Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(k) Environmental Laws. The Purchaser and Purchaser Subsidiaries (i) are in compliance with all Environmental Laws; (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or any Purchaser Subsidiary.

(l) Regulatory Permits. The Purchaser and the Purchaser Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Purchaser Material Permits”), and neither the Purchaser nor any Purchaser Subsidiary has received any notice of proceedings relating to the revocation, violation or modification of any Purchaser Material Permit.

(m) Licenses. Each of the Purchaser Subsidiaries is duly licensed to conduct its business, as applicable, in each jurisdiction where the conduct of the business requires such licensing, and is in compliance in all material respects with all laws requiring such licensing and is not subject to any material liability by reason of the failure to be so licensed. There are no proceedings pending or, to the knowledge of Purchaser, threatened that may result in the revocation, cancellation or suspension, or any adverse modification, of any such material licenses.

(n) Title to Assets. Property LLC has good and marketable title in fee simple to all real property owned by it (includling the Property) and good and marketable title in all tangible personal property owned by them that is material to its business, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Property LLC, and (ii) Liens for the payment of federal, state or other taxes in the ordinary course, none of which are delinquent in any material respect.

(o) Issuance of the Equity. The limited liability company interests to be issued to the Company pursuant to the LLC Agreement are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Purchaser or the LLC other than under the terms of the LLC Agreement.

(p) Disclosure. All of the disclosure furnished by or on behalf of the Purchaser to the Company regarding the Purchaser and Purchaser Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(q) Understandings or Arrangements. Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares, other than a distribution or transfer to an Affiliate (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).

(r) Experience of Such Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(s) Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(t) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

(u) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1. Furnishing of Information.

The Purchaser shall, until the Closing, and shall cause its Affiliates to, afford the Company and its advisors with reasonable access during business hours, at the Company’s request, to all due diligence information (legal, business, financial and accounting) as it may reasonably request, including access to employees and advisors, regarding the Purchaser and the Purchaser Subsidiaries (whether in the possession of the Purchaser or its Affiliates), and shall allow copies to be made thereof, all of which shall be subject to the existing confidentiality agreement between the Company and AIU.

4.2. Reservation of Common Stock.

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.3. Transfer Restriction.

The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will, directly or indirectly, including through transfer of ownership in the Purchaser or its parent entities, execute or permit any sale or assignment, including Short Sales, of or with respect to any of the Shares (as the same may be ratably adjusted for any splits or combinations) during the period commencing with the Closing of this Agreement and ending at such time that the Merger Agreement has been terminated in accordance with its terms.

ARTICLE 5

MISCELLANEOUS

5.1. Termination.

Without prejudice to other remedies which may be available to the parties pursuant to this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) Mutual Consent. By mutual written consent of the Company and the Purchaser;

(b) Breach of Representations, Warranties, Covenants or Agreements.

(i) By the Purchaser upon delivery of written notice to the Company, if there has been a breach of any representation, warranty, covenant, obligation or agreement made by the Company in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 2.3(b)(i) and (B) (I) cannot be cured by the End Date or (II) if capable of being cured, shall not have been cured by the earlier of (x) ten (10) calendar days following receipt of written notice from the Buyer of such breach and (y) the date that is three (3) calendar days prior to the End Date;

(ii) By the Company upon delivery of written notice to the Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 2.3(a)(i) and (B)(I) cannot be cured prior to the End Date or (II) if capable of being cured, shall not have been cured by the earlier of (x) ten (10) calendar days following receipt of written notice from the Company of such breach and (y) the date that is one (1) calendar day prior to the End Date;

(c) End Date. By either the Company or Purchaser upon delivery of written notice to the other if the Closing has not occurred on or before 5:00 p.m., Eastern time, on July 6, 2020 (the “End Date”); provided that a party will not be entitled to terminate this Agreement pursuant to this Section 5.1(c) if such Person’s breach of, or failure to fulfill any obligation under, this Agreement or any other Transaction Document has been the primary cause of the failure of the Closing to occur on or prior to such time on the End Date;

(d) Rights Cumulative. In the event of any termination of this Agreement by either the Company or Purchaser as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party or any of its Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement or any other Transaction Document, except that nothing in this Agreement or any other Transaction Document will relieve any party for breach of contract or fraud.

5.2. Fees and Expenses.

Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3. Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5. Amendments; Waivers.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6. Headings.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7. Successors and Assigns; Legends.

(a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).

(b) Subject to the transfer restrictions herein, the Purchaser may, upon written notice, assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares that is an Affiliate of the Purchaser, provided that such transferee agrees with the Company in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchaser.

(c) The certificates representing the Shares shall contain a customary Securities Act restrictive legend and a restrictive legend noting the transfer restrictions required hereby by Section 4.3. The Securities Act legend will be removed in connection with the registration of the Shares as are registered under the Securities Act pursuant to the Registration Rights Agreement or otherwise; or at such time as the Company receives a legal opinion reasonably satisfactory to it that such legend may be removed as a result of compliance with Rule 144 under the Securities Act.

5.8. No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.8.

5.9. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10. Survival; Indemnification.

(a) The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Preferred LLC Interests for a period of three years after the Closing.

(b) Each party hereby agrees to indemnify the other and its respective Affiliates and each of their respective officers, directors, stockholders, managers, members, partners, employees, agents, representatives, successors and assigns (collectively, the “Indemnified Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse any such Indemnified Party in respect of the entirety of any loss, damage, expense (including attorney’s fees and expenses), liability or claim (“Losses”), in each case, whether or not involving a third party claim, which such Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with: (a) the breach or inaccuracy of any representation of such party contained in this Agreement; and (b) the breach, non-compliance or non-performance of any covenant, agreement or obligation by such party contained in this Agreement, it being acknowledged that the Purchaser and the Company shall not have any obligation to an Indemnified Party (except in the case of fraud) in excess of the sum of $1,600,000 plus reasonable expenses and legal fees incurred in connection with the enforcement of such party’s indemnity rights hereunder and there shall not be any obligation with respect to the first $10,000 of Losses and further that no party shall be liable with respect to any exemplary or punitive damages that arise out of or relate to this Agreement or any liability or responsibility assumed or retained hereunder.

5.11. Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13. Replacement of Shares.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.14. Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15. Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16. Construction.

The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17. WAIVER OF JURY TRIAL.

IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

The parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY		PURCHASER

Superconductor Technologies Inc.		Clearday Naples LLC

By:	/s/ Jeff Quiram	By:	/s/ Jim Walesa
	Name: Jeffrey A. Quiram		Name: James Walesa
	Title: Chief Executive Officer		Title: Chief Executive Officer

Address for Notice:		Address for Notice:
15511 W. State Hwy 71,		8800 Village Drive
Suite 110-105,		San Antonio, TX 78217
Austin, TX 78738		Attn.:	James Walesa
Attn.:	Jeffrey A. Quiram		E-mail:-jim@myclearday.com
E-mail: jquiram@suptech.com
With a copy to (which shall not constitute notice): Proskauer Rose LLP 2029 Century Park East Los Angeles, CA 90067		Subscription Amount: $ 1,600,000 (one million six hundred thousand dollars) (payable in full through delivery of the signature page to the LLC Agreement and transfer and assignment to Purchaser of the Preferred Equity Interest)
Attn.: Ben Orlanski, Esq, Matthew O’Loughlin, Esq. Email: borlanski@proskauer.com and moloughlin@proskauer.com		Shares of the Company to be received: Four Million shares of common stock of the Company.

In consideration for its 100% ownership of the Purchaser and the benefits to be derived therefrom, and as a material inducement to the Company, the undersigned hereby agrees to be jointly and severally liable for the oblgigations and liabilities of the Purchaser hereunder under Section 5.10(b):

Allied Integral United, Inc.

		By:	/s/ Jim Walesa
Name: James Walesa
Title: Chief Executive Officer

EXHIBIT A

FORM OF LLC AGREEMENT

[attached hereto]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[attached hereto]

DISCLOSURE SCHEDULES

OF THE COMPANY

AND

OF THE PURCHASER

Schedule 3.2(a)

Purchaser Subsidiaries as of the Closing Date

Naples JV, LLC (the Company)

AIU 8800 Village Drive, LLC, a Delaware limited liability company

Schedule 3.2(f)

Capitalization as of the Closing Date prior to the Closing

Purchaser → is the sole member of Naples JV, LLC

Naples JV, LLC → is the sole member of AIU 8800 Village Drive, LLC